Exhibit 1(j)

               MERRILL LYNCH SHORT TERM U.S. GOVERNMENT FUND, INC.

                              ARTICLES OF AMENDMENT

      MERRILL LYNCH SHORT TERM U.S. GOVERNMENT FUND, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The name of the corporation is MERRILL LYNCH SHORT TERM U.S. GOVERNMENT FUND, INC.

      SECOND: The charter of the Corporation is hereby amended by deleting
Article II thereof in its entirety and inserting the following in lieu thereof:

                                   ARTICLE II

                                      NAME

      The name of the Corporation is

                 BLACKROCK SHORT TERM U.S. GOVERNMENT FUND, INC.

      THIRD: These Articles of Amendment have been approved by a majority of the entire Board of Directors of the Corporation and are limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law and are therefore made without action by the stockholders.

      FOURTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

      FIFTH: As amended hereby, the Corporation's charter shall remain in full force and effect.

      SIXTH: These Articles of Amendment shall be effective as of the 29th day of September, 2006.

      IN WITNESS WHEREOF, MERRILL LYNCH SHORT TERM U.S. GOVERNMENT FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary as of the day of September, 2006.

                                             MERRILL LYNCH SHORT TERM U.S.
                                             GOVERNMENT FUND, INC.

                                             By:
                                                --------------------------------
                                                Donald C. Burke, Vice President

Witness:



-------------------------------
Alice A. Pellegrino, Secretary

      THE UNDERSIGNED, Vice President of the Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.


                                                --------------------------------
                                                Donald C. Burke, Vice President


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